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                                  PRESS RELEASE
                                  -------------

PATAPSCO BANCORP, INC.
FOR FURTHER INFORMATION CONTACT JOSEPH J. BOUFFARD, PRESIDENT 410-285-9327

                        PATAPSCO BANCORP, INC. ANNOUNCES
                        --------------------------------
                ANNUAL EARNINGS AND EARNINGS FOR THE 4TH QUARTER
                ------------------------------------------------

         Baltimore, Md. July 21, 2005 - Patapsco Bancorp, Inc. (OTC, Electronic Bulletin Board: PATD), the parent company of The Patapsco Bank, announces its unaudited earnings of $1,346,000 or $.70 diluted earnings per share for its fiscal year ending June 30, 2005 as compared to audited net income of $1,469,000 or $.77 diluted earnings per share for the prior year. This represents a $123,000 or 8.4% decrease in net income and a 9.1% decrease in diluted earnings per share.

         For the quarter ended June 30, 2005 the Company earned $405,000 or $.21 diluted earnings per share as compared to $409,000 or $.21 diluted earnings per share for the prior year comparable period.

         For the year the Company's return on average assets and return on average equity were .66% and 7.87% respectively.

          As of June 30, 2005, Patapsco Bancorp, Inc. reported assets of $205 million and total stockholders' equity of $17.6 million compared to $211 million and $16.4 million at June 30, 2004, the Company's previous fiscal year end.

         In regards to credit quality at the Company's principal subsidiary, The Patapsco Bank, non-performing assets were 0.05% of total assets at year-end compared to .24% the previous year.

          The Patapsco Bank serves its community from its Baltimore County offices located in Dundalk, Parkville, Glen Arm and Carney and its Baltimore City office located in Hampden.

         Attached hereto is a summary of the unaudited financial highlights for the periods.



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FINANCIAL HIGHLIGHTS (UNAUDITED)
PATAPSCO BANCORP, INC. AND SUBSIDIARY

==================================================================================================================================

                                                               For the Year Ended                   For the Three Months Ended
                                                                     June 30                                  June 30
                                                         --------------------------------         --------------------------------
(Dollars in thousands, except per share data)  (1)          2005 (1)          2004                   2005 (1)          2004
==================================================================================================================================
OPERATING RESULTS:
Interest income                                             $  11,811       $  10,519                $ 2,900          $ 2,938
Interest expense                                                3,754           3,726                    932              981
                                                            ---------       ---------                -------          -------
Net interest income                                             8,057           6,793                  1,968            1,957
Provision for loan losses                                         225              42                     40                0
                                                            ---------       ---------                -------          -------
Net interest income after provision                             7,832           6,751                  1,928            1,957
   for loan losses
Gain on sale of loans                                               0              13                      0                0
Gain on sale of investments                                         0              99                      0                0
Other noninterest income                                          684             467                    199              150
Noninterest expense                                             6,411           5,009                  1,495            1,465
Provision for income taxes                                        759             852                    227              233
                                                            ---------       ---------                -------          -------
Net income                                                  $   1,346       $   1,469                $   405          $   409
                                                            =========       =========                =======          =======

Net income per share, diluted                               $    0.70       $    0.77                $  0.21          $  0.21
Net income per share, basic                                 $    0.81       $    0.92                $  0.25          $  0.26

PER SHARE DATA: (END OF PERIOD)
Book Value per Common Share                                 $   10.78       $   10.04
Tangible Book Value per Common Share                        $    7.93       $    7.52
Common Stock Price at June 30                               $   11.80       $   13.47
Stock Price as a percentage of tangible book value             148.80%         179.08%

PERFORMANCE RATIOS:
Return on average assets                                         0.66%           0.84%
Return on average equity                                         7.87%           9.11%
Net interest margin                                              4.21%           4.06%
Net interest spread                                              4.03%           3.93%

                                                               AT              AT
                                                         --------------------------------
                                                             June 30         June 30
                                                             2005 (1)          2004
                                                         --------------------------------
BALANCES
Net  Loans                                                  $ 161,094       $ 151,412
Total Assets                                                $ 204,704       $ 210,616
Deposits                                                    $ 164,320       $ 168,132
Borrowings                                                  $  20,233       $  22,900
Stockholder's Equity                                        $  17,587       $  16,380

CAPITAL  & CREDIT QUALITY RATIOS
Stockholder's equity to total assets                             8.59%           7.78%
Allowance for loan losses to total loans                         0.58%           0.61%
Nonperforming assets to total assets                             0.05%           0.24%
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(1) June 2005 figures are unaudited.